UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 11, 2019

Altair Engineering Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38263	38-2591828
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1820 E. Big Beaver Road Troy, Michigan	48083
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (248) 614-2400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.08 Shareholder Director Nominations

Altair Engineering Inc. (the “Company”) has scheduled its 2019 annual meeting of stockholders (the “2019 Annual Meeting”) to be held at its headquarters, located at 1820 E. Big Beaver Road, Troy, Michigan 48083, on May 14, 2019 at 9:00 a.m. local time and established March 19, 2019, as the record date for determining stockholders entitled to notice of, and to vote at, the 2019 Annual Meeting.

Because the date of the 2019 Annual Meeting will be more than 30 days from the anniversary of the Company’s 2018 annual meeting of stockholders, the deadline for submission of proposals by stockholders for inclusion in the Company’s proxy materials in accordance with Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), will be the close of business on March 22, 2019, which the Company has determined to be a reasonable time before it expects to begin to print and distribute its proxy materials prior to the 2019 Annual Meeting. Any such proposal must also meet the requirements set forth in the rules and regulations of the Exchange Act in order to be eligible for inclusion in the proxy materials for the 2019 Annual Meeting.

In accordance with the Company’s Bylaws, any stockholder who intends to nominate a person for election as a director or submit a proposal for inclusion at our 2019 Annual Meeting must provide notice (“Stockholder Notice”) on or before March 22, 2019. Any Stockholder Notice must comply with the specific requirements set forth in the Company’s Bylaws in order to be considered at the 2019 Annual Meeting. Any such proposal shall be mailed to: Altair Engineering Inc., 1460 Broadway, New York, New York 10036, Attn.: Secretary.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALTAIR ENGINEERING INC.

Dated: March 12, 2019	By:	/s/ Howard N. Morof
Name: Howard N. Morof

Title: Chief Financial Officer